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      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 11, 2000
                           REGISTRATION NO. 34-_______


                                  UNITED STATES
                         SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, D.C. 20549

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                                    FORM 8-A

                                    --------

                        FOR REGISTRATION OF CERTAIN CLASSES OF
                    SECURITIES PURSUANT TO SECTION 12(b) OR 12(g) OF
                         THE SECURITIES EXCHANGE ACT OF 1934

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                            TRUEVISION INTERNATIONAL, INC.
                   (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

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  Delaware                                                    84-1080044
(State or Jurisdiction                                     (I.R.S. Employer
of Incorporation or Organization)                        Identification Number)

                              ------------------------
                              1720 Louisiana Boulevard
                                     Suite 100
                            Albuquerque, New Mexico 87110
                                    505-256-3534
                           (Address and Telephone Number of
                             Principal Executive Offices)

          Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                             Name of each exchange on which
to be so registered                             each class is to be registered
-------------------                             ------------------------------

Common Stock, $.001 par value                   Over-the-Counter Bulletin Board
Redeemable Common Stock                         Over-the-Counter Bulletin Board
  Purchase Warrants
Units consisting of two shares                  Over-the-Counter Bulletin Board
  of Common Stock and two
  Redeemable Common Stock
  Purchase Warrants.

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Securities Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. /X/

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Securities Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. / /

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  Securities Act registration statement file number to which this form relates:

                                     333-86981

  Securities to be registered pursuant to Section 12(g) of the Act:

                                        None
                                 (Title of Classes)

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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The securities to be registered are shares of Common stock, par value $.001 per share ("Common Stock"), of TrueVision International, Inc. ("Registrant"), Redeemable Common Stock Purchase Warrants and Units, consisting of two shares of Common stock and two Redeemable Common Stock Purchase Warrants, each exercisable to purchase one share of Common Stock at an exercise price of $10.80 per share. A description of the Common Stock, the Redeemable Common Stock Purchase Warrants and the Units is set forth under the Caption "Description of Securities" in the Registrant's Registration Statement on Form SB-2 (Reg No. 333-86981), as amended, which has been filed by the Registrant with the Securities and Exchange Commission ("Commission"), and will be included in a form of prospectus to be filed pursuant to Rule 424(b) under the Securities Act of 1933. Such prospectus and description is incorporated by reference herein.

ITEM 2.       EXHIBITS.

         1.1 Registrant's Registration Statement on Form SB-2 (incorporated by reference to the entirety of the Registrant's Registration Statement on Form SB-2 (Reg No. 333-86981), filed with the Commission on September 13, 1999.

         1.2 Amendment No. 1 to Registrant' Registration Statement on Form SB-2 (incorporated by reference to the entirety of the Registrant's Registration Statement on Form SB-2 (Reg No. 333-86981), filed with the Commission on October 25, 1999.

         1.3 Amendment No. 2 to Registrant' Registration Statement on Form SB-2 (incorporated by reference to the entirety of the Registrant's Registration Statement on Form SB-2 (Reg No. 333-86981), filed with the Commission on December 15, 1999.

         1.4 Amendment No. 3 to Registrant' Registration Statement on Form SB-2 (incorporated by reference to the entirety of the Registrant's Registration Statement on Form SB-2 (Reg No. 333-86981), filed with the Commission on December 23, 1999.

         1.5 Amendment No. 4 to Registrant' Registration Statement on Form SB-2 (incorporated by reference to the entirety of the Registrant's Registration Statement on Form SB-2 (Reg No. 333-86981), filed with the Commission on April 14, 2000.

         1.6 Amendment No. 5 to Registrant' Registration Statement on Form SB-2 (incorporated by reference to the entirety of the Registrant's Registration Statement on Form SB-2 (Reg No. 333-86981), filed with the Commission on May 4, 2000.

         1.7 Certificate of Incorporation, and an Amendment thereto, of the Registrant (incorporated by reference to Exhibits 3.1 and 3.2 to the Registrant' Registration Statement on Form SB-2 (Reg No. 333-86981), filed with the Commission on September 13, 1999.


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         1.8   Bylaws, and two Restated and Amended Bylaws, for the Registrant
               (incorporated by reference to Exhibits 3.5, 3.6 and 3.7 to the Registrant's Registration Statement on Form SB-2 (Reg No. 333-86981), filed with the Commission on September 13, 1999.

         1.9 Form of Common Stock certificate (incorporated by reference to Exhibit 4.3 to the Registrant's Registration Statement on Form SB-2 (Reg No. 333-86981), filed with the Commission on December 23, 1999.

         1.10 Form of Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.4 to the Registrant's Registration Statement on Form SB-2 (Reg No. 333-86981), filed with the Commission on December 23, 1999.

         1.11  Form of Unit certificate (incorporated by reference to Exhibit
               4.8 to the Registrant's Registration Statement on Form SB-2 (Reg No. 333-86981), filed with the Commission on December 23, 1999.


                                   SIGNATURE


    Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                          TRUEVISION INTERNATIONAL, INC.


                                          By: /s/ John Homan
                                              --------------------------------
                                               John C. Homan
                                          President and Chief Executive Officer

Dated: May 11, 2000


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